March 31, 2014

Compass EMP Funds Trust

17605 Wright Street

Omaha, NE 68130

Re:

Compass EMP Funds Trust - File Nos. 333-181176 and 811-22696

Gentlemen:

A legal opinion (the “Legal Opinion”) that we prepared was filed with Post-Effective Amendment No. 13 to the Compass EMP Funds Trust Registration Statement.  We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 20 under the Securities Act of 1933 (Amendment No. 23 under the Investment Company Act of 1940) (the “Amendment”) and consent to all references to us in the Amendment.

Very truly yours,

/s/ THOMPSON HINE LLP

THOMPSON HINE LLP